                                                                    Exhibit 23.1


                   Consent of Independent Public Accountants


    As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our report dated January 22, 1999 on our audit of the consolidated financial statements of Camden National Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this S-8 Registration Statement.



                            /s/ Berry, Dunn, McNeil & Parker, LLC

Portland, Maine
January 18, 2000